Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 33-32960, 33-39988, 33-55452, 33-54677, 33-54675, 333-31993, 333-32187, 333-60578, 333-162036, 333-162037, 333-162049, 333-190626, 333-193713, 333-199738, 333-217476, 333-223125, 333-224618, 333-231133, 333-238167, 333-256039, 333-267014, and 333-274085) on Form S-8 and (Nos. 333-213780, 333-208186, 333-269706, and 333-269706) on Form S-4 and (No. 333-275461) on Form S-1 of our report dated March 7, 2024, with respect to the consolidated financial statements of Diebold Nixdorf, Incorporated.

/s/  KPMG LLP

Cleveland, Ohio
March 7, 2024